UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 5, 2005 (September 29, 2005)
STERLING BANCSHARES, INC.
( Exact name of registrant as specified in its charter)

TEXAS (State or other jurisdiction of incorporation)	0-20750 (Commission File Number)	74-2175590 (I.R.S. Employer Identification No.)
2550 North Loop West, Suite 600
Houston, Texas 77092
(Address of principal executive offices) (Zip Code)
(713) 466-8300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On September 29, 2005, Sterling Bancshares, Inc., a Texas Corporation (“Sterling”) and Wells Fargo Bank, National Association (“Bank”) entered into a Second Amendment (the “Amendment”) to that certain Credit Agreement between Sterling and the Bank, dated October 1, 2004, as amended from time to time (the “Credit Agreement”). The Credit Agreement provided that, subject to the terms and conditions of the Credit Agreement, the Bank would make advances to Sterling under a $20 million line of credit from time to time up to and including September 30, 2005. The Amendment extends the term for such line of credit from September 30, 2005 to September 29, 2006. The Amendment also eliminates the obligation of Sterling to pay a fee to the Bank based on the unused portion of the line of credit, and amends the negative covenant regarding a pledge of assets by Sterling.
     The above summary of the Amendment is qualified in its entirety by reference to the complete terms and conditions of the Amendment filed herewith as Exhibit 10.1.
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits.

Exhibit No.	Description

10.1	Second Amendment to Credit Agreement between Sterling Bancshares, Inc., a Texas corporation, and Wells Fargo Bank, National Association, dated September 29, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned authorized officer.

Sterling Bancshares, Inc.
Date: October 5, 2005	By:	/s/ Stephen C. Raffaele
Stephen C. Raffaele
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Second Amendment to Credit Agreement between Sterling Bancshares, Inc., a Texas corporation, and Wells Fargo Bank, National Association, dated September 29, 2005.